Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 713.229.1234 FAX 713.229.1522	AUSTIN BAKU DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON

October 25, 2005

Hercules Offshore, LLC

2929 Briarpark Drive, Suite 435

Houston, Texas 77042

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-1 (Registration No. 333-126457) (the “Registration Statement”) filed by Hercules Offshore, LLC, a Delaware limited liability company that will be converted to a Delaware corporation to be renamed “Hercules Offshore, Inc.” as described therein (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offer and sale of 9,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), by the Company and the Selling Stockholders identified in the Registration Statement (the “Selling Stockholders”), together with up to 1,380,000 additional shares of Common Stock that may be sold by the Selling Stockholders pursuant to the underwriters’ over-allotment option as described in the Registration Statement (the “Additional Shares”), certain legal matters in connection with the Shares and the Additional Shares are being passed upon for you by us.

We understand that the Shares are to be sold by the Company and the Selling Stockholders, and any Additional Shares are to be sold by the Selling Stockholders, pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement. The opinion set forth below is based on the assumption that, prior to the sale of the Shares or any Additional Shares pursuant to the Underwriting Agreement, the Company shall have filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law (the “DGCL”) and the Limited Liability Company Act (the “LLC Act”) of the State of Delaware (i) a Certificate of Conversion to effect the conversion of the Company from a Delaware limited liability company to a Delaware corporation as contemplated by the Plan of Conversion filed as Exhibit 2.1 to the Registration Statement and (ii) the Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement, and such filings shall have become effective under the DGCL and the LLC Act.

In our capacity as your counsel in the connection referred to above, we have examined the Plan of Conversion, the forms of the Certificate of Incorporation and Bylaws of the Company and the form of Underwriting Agreement, in each case filed as exhibits to the Registration Statement, and originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed. In giving such

October 25, 2005

opinions, we have relied on certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, when offered as described in the Registration Statement, and upon the sale of the Shares and any Additional Shares in accordance with the terms and provisions of the Underwriting Agreement and as described in the Registration Statement, the Shares and any Additional Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

This opinion is limited to the DGCL and the LLC Act. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BAKER BOTTS L.L.P.